EXHIBIT 99.1

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

PRESS RELEASE

Merchants Bancorp Prices Depositary Share Offering

For Release August 13, 2019

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp ( “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana (“Merchants Bank”), announced the pricing of an underwritten public offering of  5,000,000 depositary shares, each representing a 1/40th ownership interest in a share of its 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, (the “Series B preferred stock”), with a liquidation preference of $25.00 per depositary share.

When, as, and if declared by the board of directors of Merchants, dividends will be payable on the Series B preferred stock from the date of issuance to, but excluding, October 1, 2024, at a rate of 6.00% per annum, payable quarterly, in arrears.  From, and including, October 1, 2024, dividends will be payable at a floating rate equal to three-month LIBOR plus a spread of 456.9 basis points per annum, payable quarterly, in arrears. Merchants may redeem the Series B preferred stock at its option, subject to regulatory approval, at a redemption price equal to $25.00 per depositary share, plus any declared and unpaid dividends, on or after October 1, 2024 or within 90 days following a regulatory capital treatment event, as described in the prospectus supplement and accompanying prospectus relating to the offering.

Net proceeds from the offering are expected to be used for general corporate purposes including to support balance sheet growth of Merchants Bank.

Morgan Stanley & Co. LLC and UBS Securities LLC are serving as joint book runners.  Sandler O’Neill + Partners, L.P. is acting as co-manager.

A shelf registration statement, including a prospectus, with respect to the offering was previously filed by Merchants with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on December 18, 2018. A prospectus supplement relating to the offering has been filed with the SEC. The offering will be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Morgan Stanley & Co. LLC, 180 Varick

Street, Second Floor, New York, NY 10014, Attn: Prospectus Department, Telephone: 1-866-718-1649 or UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attn: Prospectus Specialist, Telephone number: 1-888-827-7275.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking. Merchants Bancorp, with $5.3 billion in assets and $4.7 billion in deposits as of June 30, 2019, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at www.investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release includes “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated use of proceeds, which statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to those that are described in the “Risk Factors” section of the prospectus supplement for this offering filed with the SEC on August 12, 2019, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Merchant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings that Merchants makes with the SEC from time to time (which are available at www.sec.gov).  Investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “will likely result,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “annualized,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Merchant’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Merchant’s control.  Any forward-looking statements presented herein are made only as of the date of this press release, and Merchants does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.